Exhibit 10.7
AMENDMENT, CONSENT AND WAIVER
     This AMENDMENT, CONSENT AND WAIVER (this “Agreement”) is made and entered into as of the 5th day of June, 2007 by and among CanArgo Energy Corporation, a Delaware Corporation (“CanArgo”), and the individuals and entities who or which are signatories hereto.
     WHEREAS, CanArgo and certain persons (the “Subordinated Noteholders”) have entered into a Note Purchase Agreement dated as of March 3, 2006, as amended (the “Note Purchase Agreement”), pursuant to which CanArgo issued $13,000,000 in aggregate principal amount of Senior Subordinated Convertible Guaranteed Promissory Notes due September 1, 2009 (the “Subordinated Notes”); and
     WHEREAS, pursuant to a Conversion Agreement (the “Persistency Conversion Agreement”) dated as of June 5, 2007, among (1) CanArgo, (2) Persistency and (3) CanArgo Limited, Persistency agreed subject to certain conditions to convert its holding of US$5 million of principal amount of Subordinated Notes into Tethys Common Stock; and
     WHEREAS pursuant to a Consent and Conversion Agreement (the “Senior Conversion Agreement”, and together with the Persistency Conversion Agreement the “Conversion Agreements”) dated as of June 5, 2007, among (1) CanArgo, (2) the holders of the Senior Secured Notes and (3) CanArgo Limited, certain of the holders of the Senior Secured Notes agreed subject to certain conditions to convert an aggregate of US$10million of the entire principal amount of the Senior Secured Notes into Tethys Common Stock; and
     WHEREAS pursuant to the terms of the Senior Conversion Agreement, the holders of the Senior Secured Notes (each hereby referred to as a “Senior Noteholder” and collectively as the “Senior Noteholders”) converting all or part of their Senior Secured Notes into Tethys Common Stock, are to be issued by CanArgo with warrants to purchase certain shares of CanArgo’s common stock par value $0.10 per share, at an exercise price of $0.90 per share (subject to adjustment) (the “Compensatory Warrants”) in consideration for the conversion of their respective Senior Secured Notes; and
     WHEREAS, each of the Subordinated Noteholders desires to waive certain of their rights under the Note Purchase Agreement in respect of the Conversion Agreements and the transactions contemplated thereby, including without limitation their rights in connection with the automatic reset of the conversion price of the Subordinated Notes and the exercise of the Warrants upon the issue of the Compensatory Warrants; and
     WHEREAS, CanArgo and the Subordinated Noteholders wish to amend the Note Purchase Agreement such that with effect from the date of this Agreement the Subordinated Noteholders shall no longer have the right to convert all or a portion of their Subordinated Notes into Tethys Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Note Purchase Agreement.
     2. Consent and Waiver. Notwithstanding the provisions of any Loan Document to the contrary provided, in accordance with Section 19 of the Note Purchase Agreement, the Subordinated Noteholders hereby irrevocably and unconditionally consent to, and waive any rights they may have under the Note Purchase Agreement, the Subordinated Notes or any other Loan Documents in connection with:
(i)	the issue of the Compensatory Warrants at an exercise price of $0.90 per share including, without limitation, the waiver of any rights pursuant to (a) Section 11.7(d) of the Note Purchase Agreement; and (b) Section 8 of the Warrants to the automatic reset of the conversion price of the Subordinated Notes and the exercise price of the Warrants respectively upon the issue of the Compensatory Warrants; and

(ii)	the sale by CanArgo Limited of any shares of Tethys Common Stock it owns from time to time provided that CanArgo Limited shall receive a minimum price of $2.50 for each share of Tethys Common Stock it sells (the “Sell Down”);
The consents, releases and amendments granted in this Section 2 only apply to matters described in clauses (i) and (ii) above, and do not constitute a waiver of, or consent to, any other amendment to or waiver of any other provisions of the Loan Documents.
     3. Use of Proceeds from Sell Down. CanArgo shall apply the net proceeds received by CanArgo Limited pursuant to any Sell Down on the terms, and in the order of priority, stated below:-
(i)	first, in repaying any amounts outstanding to the Senior Noteholders under the Senior Secured Notes (including, for the avoidance of doubt, interest due and payable on repayment of the Senior Secured Notes);

(ii)	second, in repaying any amounts outstanding to the Subordinated Noteholders under the Subordinated Notes (including, for the avoidance of doubt, interest due and payable on repayment of the Senior Subordinated Notes);

(iii)	third, in repaying any amounts outstanding to Persistency under the 12% Subordinated Convertible Guaranteed Promissory Note due September 1, 2009 (including, for the avoidance of doubt, interest due and payable on repayment of such Note); and

(iv)	finally, following payment of the amounts specified in sub-sections (i) to (iii) (inclusive), any surplus proceeds shall be distributed by CanArgo Limited as it shall in its sole discretion determine.
     4. Amendment of the Note Purchase Agreement. The Note Purchase Agreement is hereby amended nunc pro tunc by the deletion of Section 11.7 in its entirety (to the effect that with effect from the date of this Agreement the Subordinated Noteholders shall no longer have the right to convert all or a portion of their Subordinated Notes into Tethys Common Stock).
     5. Effect on Loan Documents. This Agreement and the amendments set forth herein are limited to the specific purpose for which it is entered into and, except as specifically set forth above, (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any other term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.
     6. Miscellaneous.
          (a) Successors and Assigns; Headings; Choice of Law, etc. This Agreement shall be binding on and shall inure to the benefit of CanArgo and the Subordinated Noteholders and their respective successors and assigns, heirs and legal representatives; provided that CanArgo may not assign its rights hereunder without the prior written consent of the Required Holders. The headings in this Agreement have been inserted for convenience purposes only and shall not be used in the interpretation or enforcement of this Agreement. The Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, United States of America, applicable to contracts made in and to be performed in such State. There shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
          (b) Entire Agreement; Amendments. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior understandings, oral or written, with respect to the subject matter hereof and may not be amended, or any provision thereof waived, except by an instrument in writing signed by the parties hereto.
          (c) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be equally effective as the delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their representatives, thereunto duly authorized, as of the day and year first above written.

By:
Name:
Title:

CANARGO ENERGY CORPORATION

SUBORDINATED NOTEHOLDERS:

THOMAS L. GIPSON

ROBERT L. GIPSON

PENRITH LTD.

By:
Name:
Title:

PERSISTENCY

By:
Name:
Title:
AGREED AND ACKNOWLEDGED

CANARGO LIMITED
By:
Name:
Title:

CANARGO LTD.
By:
Name:
Title:

CANARGO NORIO LIMITED
By:
Name:
Title:

CANARGO (NAZVREVI) LIMITED
By:
Name:
Title:

NINOTSMINDA OIL COMPANY LIMITED
By:
Name:
Title: